UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2018

HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3660 Wilshire Boulevard, PH-A, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (213) 382-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

The informational required by this Item as it relates to the Indenture (as defined below) is set forth in Item 5.02 and is hereby incorporated herein by reference in response to this Item.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, Hanmi Financial Corporation and its wholly owned subsidiary, Hanmi Bank (collectively, the “Company”), entered into employment agreements with Bonita I. Lee, the Company's Senior Executive Vice President, and Romolo C. Santarosa, the Company's Senior Executive Vice President (the “Employment Agreements”) (each, an “Executive,” and collectively, the “Executives”). The Employment Agreements generally contain the same terms except for the base salaries.

The Employment Agreements provide for a term that commences on November 1, 2017 and expires on October 31, 2020 (unless earlier terminated by either party), subject to automatic renewal for successive one-year periods unless either the Company or the Executive provides written notice of non-renewal at least sixty days prior to the expiration of the then-current term.

Pursuant to the Employment Agreements, the Executives will each serve as a Senior Executive Vice President of the Company.

Ms. Lee’s current annual base salary is $352,000, and Mr. Santarosa’s current annual base salary is $320,000. Beginning in 2018, Ms. Lee's and Mr. Santarosa's annual base salaries will be reviewed at least annually and may, in the sole discretion of the Board, be increased but not reduced (other than a reduction that affects all senior executives). In addition, the Executives will be eligible to receive an annual bonus under the annual bonus plan. The amount of the bonus and the goals applicable to achievement of the bonus shall be determined in accordance with the terms of such plan or plans, based upon the recommendation of the Compensation and Human Resources Committee and consistent with the bonus opportunity (cash plus equity awards) of other similarly situated executives. Under the Employment Agreements, the Executives are entitled to participate in employee benefit plans for which they may be eligible and will receive certain perquisites, including Company-provided welfare benefits, and twenty days of paid vacation annually.

Each Employment Agreement provides that if the Executive’s employment is terminated either by the Company without “cause” or by the Executive for “good reason,” in either case, other than within eighteen months following a “change in control” (each as defined in the Employment Agreements), and subject to the Executive’s execution and non-revocation of a general release of claims, the Executive will be entitled to receive the following severance payments and benefits: (i) continued payment of the Executive’s then-current annual base salary for twelve months following the date of termination, (ii) a lump-sum payment of an amount equal to the pro-rated portion of the Executive’s prior year’s annual bonus based on the number of days worked during the year of termination, (iii) accelerated vesting of any then-unvested time-based equity awards held by the Executive with respect to the portion that would have vested if the Executive’s employment had continued for one year following the date of termination, and (iv) continued health insurance benefits at the Company’s expense under COBRA for up to 18 months, or a monthly cash payment in lieu thereof.

In addition, each Employment Agreement provides that if, within eighteen months following a change in control, the Executive’s employment with the Company is terminated either by the Company without cause or by the Executive for good reason, in either case, and subject to the Executive’s execution and non-revocation of a general release of claims, the Executive will be entitled to receive the following severance payments and benefits: (i) a lump sum payment of an amount equal to two times the sum of the Executive’s then-current annual base salary and then-maximum annual bonus, (ii) fully accelerated vesting of any then-unvested time-based equity awards held by the Executive, and (iii) continued health insurance benefits at the Company’s expense under COBRA for up to 18 months, or a monthly cash payment in lieu thereof.

Pursuant to each Employment Agreement, if the Executive’s employment terminates due to his or her death or disability, then the Executive or the Executive’s estate, as applicable, will be entitled to receive a lump-sum payment of an amount equal to the pro-rated portion of the Executive’s prior year’s annual bonus based on the number of days worked during the year of termination and accelerated vesting of any then-unvested time-based equity awards held by the Executive with respect to the portion that would have vested if the Executive’s employment had continued for one year following the date of termination.

The Executives remain subject to the confidentiality, non-solicitation and other covenants included in their restrictive covenant agreements with the Company and the non-disparagement covenant set forth in the Employment Agreements. In addition, if any payments or benefits provided to Executives in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for the Executives.

The above summary of the terms of the Executives’ employment agreements are qualified in their entirety by reference to the Executives’ employment agreements, which are attached to this Report as Exhibits 10.1 and 10.2 and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits	Description

	10.1	Employment Agreement by and between Bonita I. Lee, Hanmi Financial Corporation and Hanmi Bank, entered into as of February 21, 2018 and effective November 1, 2017.

	10.2	Employment Agreement by and between Romolo C. Santarosa, Hanmi Financial Corporation and Hanmi Bank, entered into as of February 21, 2018 and effective November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION
DATE: February 27, 2018	By:	/s/ C. G. Kum
C.G. Kum
President and Chief Executive Officer